RULE 10f3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f3 Procedures

1.Name of Portfolio Neuberger Berman Income Opportunity Fund

2.Name of Issuer Crown Americas Inc 7.75%
111515 (CUSIP 228188AC2)

3.Date of Purchase 		November 8 2005

4.Underwriter from whom purchased 	 Citigroup

5.Affiliated Underwriter managing or participating
in underwriting syndicate 	LEH
6.Is a list of the underwriting syndicate's members attached?
Yes _X__    No  _____
7.Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser $10 MM Face

8.Aggregate principal amount of offering  $600 MM

9.Purchase price (net of fees and expenses) Par (100.000)

10.Date offering commenced 		11805

11.Offering price at close of first day on which any
sales were made 	100.125

12.Commission spread or profit  	2.5	% $ share

13.Have the following conditions been satisfied?

Yes	     No

a.The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public
  Eligible Municipal Securities
  sold in an Eligible Foreign Offering or
  sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)


	____		____
	____		____
	____		____
	__X_		____

b.	(1)   The securities were purchased prior to the end of
the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
 (except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer) OR

 Yes	        No


_X__	 ____
	(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____
c.	The underwriting was a firm commitment
underwriting?
	_X__		____
d.	The commission spread or profit
was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
(see Attachment for comparison of spread with comparable recent offerings)?



_X__ ____e.The issuer of the securities except for Eligible
 Municipal Securities and its predecessors have been in continuous operation for not less than three years?

__X_ ____f.(1) The amount of the securities other than those sold in an Eligible Rule 144A Offering (see below)
 purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering OR

(2)If the securities purchased were sold in an Eligible Rule 144A
Offering the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of

(i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii)The principal amount of the offering of such class in any concurrent public offering?



	___		____

	__X_		____g. (1) No affiliated underwriter of
the Trust was a direct or indirect participant in or beneficiary of the sale OR
(2) With respect to the purchase of Eligible Municipal Securities such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.	Information has or will be timely supplied to the appropriate officerof the Trust for inclusion on SEC Form NSAR and quarterly reports
 to the Trustees? Yes	  No

	 _X__		____

Approved	Date



Comparison 1
Comparison 2
Comparison 3
Security
__Galaxy Entertainment
Finance 9.875% 121512 _____
Accellent Inc 10.5% 12113
______________
______________
Date Offered
__12705____________
__111705
______________

Offering Price
___100___________
_____98.672_________
______________

Spread ($)
______________
______________
______________

Spread (%)
_____2.0%______

___2.5%
______________
Type of Security
____144A ___
______________
_____144A_______
______________
______________
______________
Rating or Quality
__B1B+_________
______________
____Caa1B
______________
______________
______________
Size of Issue
_____350 MM___
____305 MM_____
______________

Total Capitalization of Issuer


Note	Minimum of two comparisons must be completed for each purchase.


3


Attachment